For Release      Immediate

Contacts (News Media) Mark Lubbers, EVP, External Relations 317.817.4418 (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893





                             Conseco issues memo #10

     Indianapolis, Ind.: March 16, 2001 - The attached "NEW Conseco Memo #10" from Conseco CEO Gary C. Wendt was posted on Conseco's web site for shareholders and/or electronically distributed to them today.


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


                                NEW Conseco Memo
                                      #10


To:      Conseco Shareholders
From:    Gary C. Wendt, Chairman and CEO
Date:    March 16, 2001
--------------------------------------------------------------------------------

          As promised, I will continue to write these periodic messages to keep you informed on the goings on within the company. Sometimes I will use this format to respond to specific comments about our company, and other times I will address more general topics to help deepen your understanding of the NEW Conseco.

          Today I'm going to do a little bit of both by focusing on Conseco Finance, in particular our manufactured housing portion of the finance business.

          As part of the new management practices I have established here at Conseco, we conduct a thorough review of each business unit each quarter. Yesterday was Conseco Finance's quarterly review, and you will be interested in several developments.

          You may recall that in December, we gave guidance of pre-tax 2001 earnings for Conseco Finance (CF) to be from $350 million to $390 million, over two times that realized from operations in 2000. We remain comfortable with that guidance, and current projections are tending toward the top of that range.

          Second, during our 4Q00 earnings call, we said that we had revised the estimate of cash from operations to be sent to the parent company during 2001 - up from $250 million to $300

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                                                                     Conseco (2)
                                                                  March 16, 2001

million. We're now increasing our projection of the positive cash to "the parent" again, this time from $300 million to $350 million.

                                    Chart 1

                                 2001 Forecast
                         Operating Cash Flow to Parent
                         -----------------------------
                             (dollars in millions)
As of date of Bank
  Renegotiations                $250
As of December 31, 2000          300
As of March 16, 2001             350


Third, we can report positive news about an operating issue that developed after the proposed sale of CF was announced in April of 2000: delinquency in the manufactured housing portfolio.

After full review, it's clear that Conseco Finance management and employees "took their eye off the ball" after it was announced that their company was going to be sold. The uncertainty of how, when, and to whom, kept employees worrying about their futures rather than collecting the accounts. Consequently, 60+ day delinquencies rose to 2.20% and leveled off there during December and January. The encouraging news shown in the chart below is that February 60+ delinquencies dropped to 2.07%.

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                                                                     Conseco (3)
                                                                  March 16, 2001

                                     Chart 2

                               Performance Update
                              MHD - Delinquency (1)

                                 Actual                                 Forecast         Increase/ (Decrease)
                             -------------------------------------   ---------------    ---------------------
                                                                                          2/01        3/01
                                12/00        01/01       02/01           03/01          vs. 12/00   vs. 12/00
                                -----        -----       -----           -----          ---------   ---------
                                                           (dollars is thousands)


30 Days Delinquent              $447,298     $399,170    $338,699        $278,730       $(108,599)  $(168,568)

$ %                                 1.73%        1.55%       1.32%           1.09%          (0.41%)     (0.64%)


60+ Days Delinquent             $568,941     $567,739    $530,388        $498,170        $(38,553)   $(70,771)


$ %                                 2.20%        2.20%       2.07%           1.95%          (0.13%)     (0.25%)


(1) Year-end 2001 target for 60+ day delinquency level is 1.65%.

     Given current trends, ending first quarter 60+ day delinquency is down by $70 million (12.5%) from year end, and as a clear sign that strict attention to early delinquency is now being paid, we expect 30+ day delinquency to be down over $168 million, or 38% by the end of the first quarter compared to year end 2000!

     One lingering problem resulting from the loss of focus at Conseco Finance last year is that we are still experiencing higher repossessions.



                                     Chart 3

                       Manufactured Housing Repossessions

                                  1Q00          4Q00        1Q01 (F)      2Q01 (F)      4Q01 (F)
                                  ----          ----        --------      --------      --------
Repos incurred
  during period                   5,506         9,656         8,548         5,756         5,710

Repo Sales                        5,900         6,154         6,564         7,100         7,150

Recovery rate                     47.9%         45.8%         46.0%         46.0%         46.0%

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                                                                     Conseco (4)
                                                                  March 16, 2001

     Once again, though, focus on the problem is already allowing us to see progress and to forecast further improvement going forward. Several steps, including operating our own sales lots, providing dealer incentives, and not operating in a "fire sale" mode, are making it possible to keep resale prices close to last year's levels despite the fact that other competitors have exited the business and are clearly "dumping" product on the market.

     The reason CF will avoid the deep discounts that others apparently are experiencing is the reason why the Business is so valuable to us: Conseco Finance has been doing this for 25 years and has built relationships with dealers and manufacturers that are deeper and broader than any of its competitors. And, they intend to stay in business going forward. This obviously gives them a priority position when it comes to selling repossessed inventory. And that's why CF expects to meet its earnings target for 2001, despite the recession in the manufactured housing industry itself.

     While on the subject of delinquency, I'd like to comment on the amended complaint in the securities lawsuit and the publicity that followed, alleging improper reporting of delinquencies by CF in prior years. Our counsel have conducted dozens of interviews and have found no evidence that there is any truth to the plaintiffs' allegations about fraudulent delinquency numbers. In fact, counsel have been able to establish that several key factual allegations contained in the complaint are demonstrably false: people who are supposedly quoted in the complaint swear under oath that the allegations are not true. So, needless to say, we'll be defending ourselves vigorously against these allegations.



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                                                                     Conseco (5)
                                                                  March 16, 2001

     Most of the information above relates to the manufactured housing part of Conseco Finance. CF's other major businesses are making home improvement and home equity mortgage loans, and owning a 2.6 million customer private label credit card portfolio directed at the home improvement industry. We're pleased to report that the delinquency increase seen in manufactured housing in 2000 was not experienced in either mortgage services or retail credit.


     While some of this has to do with better market conditions, a good part of the reason is management's centralization of collection processes several years ago, which put us in a better position to keep delinquencies at responsible levels.

     Another sign of the strength of this part of CF is a recently completed sale of a $565 million portfolio of high loan-to-value receivables to a New York investment bank. Since we don't plan to grow managed receivables by a significant amount in either manufactured housing or mortgage services, our strong market positions in both segments should permit the development of multiple whole loan sales in the future.

     As you reflect on your investment in Conseco (especially in this time of turmoil in the equity markets), these three points about Conseco Finance are worth remembering:

     1. The higher delinquencies and slightly strained resale prices for repossessed inventory are already factored into our income projections for 2001.

     2. As reported in December, earnings from Conseco Finance will continue to grow quickly even though we do not plan on meaningfully increasing the total number of managed receivables. This results from the change in accounting from "Gain On Sale" to "On

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                                                                     Conseco (6)
                                                                  March 16, 2001

        Balance Sheet" and the low level from which increases in "On Book" income are measured given the new accounting method.

     3. Conseco Finance has more than 30% market share in a portion of the housing industry that represents 14% of new housing starts. That's a big position in a big market! And the home improvement mortgage business is now in its 12th year with experience on delinquencies and losses consistently low throughout this entire period.

     As always, thanks for listening, and feel free to send us your questions or comments.

Note on forward-looking statements: All statements, trend analyses and other information contained in this release and elsewhere (such as in filings by Conseco with the Securities and Exchange Commission, press releases, presentations by Conseco or its management or oral statements) relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (1) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of Conseco's investments, the lapse rate and profitability of policies, and the level of defaults and prepayments of loans made by Conseco; (2) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies; (3) customer response to new products, distribution channels and marketing initiatives; (4) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (5) performance of our investments; (6) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (7) increasing competition in the sale of insurance and annuities and in the finance business; (8) regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (9) the outcome of Conseco's efforts to sell assets and reduce, refinance or modify indebtedness and the availability and cost of capital in connection with this process; (10) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business; and (11) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission.

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